D A T A A S O F S E P T E M B E R 3 0 , 2 0 1 5 U N L E S S O T H E R W I S E N O T E D INVESTOR PRESENTATION

FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements with respect to Fulton Financial Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions which are intended to identify forward-looking statements. Management’s “2015 Outlook” contained herein is comprised of forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation’s control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 and other periodic reports, which the Corporation files with the Securities and Exchange Commission and are available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

WHY FULTON? • Risk Management Foundation • Management Depth and Experience • Stability of Geographic Markets / Franchise Value • Strong Capital & Reserves • Commitment to Enhancing Shareholder Value o Cash Dividends o Share Repurchase Programs • Relationship Banking Strategy / Customer Experience • Quality Loan Growth / Solid Asset Quality • Attractive Core Deposit Profile • Prudent Expense Management / Cost Reduction Initiatives • Balance Sheet Is Positioned for Rising Interest Rates 3

A VALUABLE FRANCHISE • 243 community banking offices across the Mid-Atlantic • Asset size: $17.8 billion • 3,650+ team members (3,440 FTEs (1)) • Market capitalization: $2.1 billion (2) 4 (1) Full-time equivalent employees. (2) Based on shares outstanding and the closing price as of September 30, 2015.

STRONG POSITION IN ATTRACTIVE MARKETS 5 Note: Data as of June 30, 2015 per Federal Deposit Insurance Corporation (FDIC) Summary of Deposits. Household Income Data as of June 30, 2015 per SNL Financial LC. (1) Median HH Income, 2016 – 2021 Projected Population Change and 2016 – 2021 Projected HH Income Change are weighted by deposits in each MSA. Median Deposits Market Market Household (HH) Metropolitan Statistical Area (MSA) (in millions) Rank Share Income Population HH Income Lancaster, PA 2,826$ 1 25.72% 59,989$ 2.53% 8.62% Philadelphia-Camden-Wilmington, PA-NJ-DE-MD 2,686 13 0.79% 63,514 1.64% 6.63% Allentown-Bethlehem-Easton, PA-NJ 1,400 5 8.60% 60,194 1.24% 7.44% New York-Newark-Jersey City, NY-NJ-PA 1,123 64 0.08% 68,223 2.75% 5.53% Baltimore-Columbia-Towson, MD 872 9 1.29% 70,839 3.34% 5.20% York-Hanover, PA 772 4 11.33% 59,123 1.50% 5.20% Harrisburg-Carlisle, PA 694 5 5.63% 61,028 2.14% 8.80% Lebanon, PA 688 1 34.10% 58,978 1.97% 8.92% Reading, P 482 7 3.54% 59,208 0.67% 9.86% Hagerstown-Martinsburg, MD-WV 454 2 13.70% 57,557 3.46% 4.91% Top 10 Fulton Financial Corporation MSAs (1) 11,999$ 62,184$ 2.10% 7.22% Total Franchise (1) 13,812$ 61,860$ 2.20% 7.11% Nationwide 55,551$ 3.69% 7.77% 2016-2021 Projected Change

Name Position Years at Fulton Years in Financial Services Prior Experience E. Philip Wenger Chairman, President & CEO 36 36 Various roles since joining in 1979 Patrick Barrett (1) Senior EVP & CFO 2 23 SunTrust, JPMorgan, Deloitte Touche Tomatsu Craig Roda Senior EVP/ Community Banking 37 37 Various roles since joining in 1979 Philmer Rohrbaugh (1) Senior EVP/ CRO 3 38 KPMG, Arthur Andersen Curtis Myers Senior EVP/ President and COO of Fulton Bank 25 25 Various roles since joining in 1990 Meg Mueller Senior EVP & CCO 19 29 Various roles since joining in 1996 Angela Sargent Senior EVP/ CIO and IT Manager 23 23 Various roles since joining in 1992 DEEP EXECUTIVE MANAGEMENT TEAM 6 (1) Includes years of service in public accounting as a financial services industry specialist

THIRD QUARTER HIGHLIGHTS Diluted Earnings Per Share Growth • $0.20 diluted earnings per share in 3Q15 • 4.8% decrease compared to 2Q15, as improvements in Net Interest Income and credit provision were more than offset by the loss on redemption of trust preferred securities (TruPS) Loans & Deposits • 2.2% increase in ending loans compared to 2Q15, driven by Commercial and Commercial Real Estate; 3.9% increase compared to 3Q14; 1.3% and 3.5%, respectively, increases in average loans, compared to 2Q15 and 3Q14 • 4.3% increase in ending deposits compared to 2Q15, driven by an increase in savings and demand deposits; 5.6% increase compared to 3Q14; 3.1% and 6.6%, respectively, increases in average deposits, compared to 2Q15 and 3Q14 Net Interest Income & Margin • 2.3% increase in net interest income and a 2 basis point decrease in net interest margin compared to 2Q15 • Refinanced $200 million in long-term FHLB debt in September 2015; future periods expected to reflect a reduction in pre-tax interest expense of approximately $800,000 per quarter Asset Quality • $1.0 million provision for credit losses; decreases in net charge-offs, non-performing assets and delinquencies compared to 2Q15 Non-Interest Income (Excluding Securities Gain) • Decreased 2.3% compared to 2Q15, primarily in mortgage banking income; increased 2.9% compared to 3Q14, reflecting increases primarily in other service charges and fees Non-Interest Expense • Increase compared to 2Q15 due primarily to $5.6 million loss on the redemption of TruPS in 3Q15; excluding this loss, non- interest expense increased 0.8% compared to 2Q15 and 3.0% compared to 3Q14 Capital Deployment • Capital levels remain well above regulatory minimums • Quarterly cash dividend to shareholders remained at 9 cents • 2.4 million shares repurchased during 3Q15, completing program announced in April 2015 • New $50 million repurchase authorization approved by the Board in October 2015 7

INCOME STATEMENT SUMMARY – QUARTERLY COMPARISON

FULTON FINANCIAL CORPORATION

	3Q15	Change from 2Q15	Change from 3Q14
	(dollars in thousands, except per-share data)		
Net Interest Income	$ 125,694	$ 2,774	$ (3,672)
Provision for Credit Losses	1,000	(1,200)	(2,500)
Non-interest Income	43,044	(1,030)	1,225
Securities Gains	1,730	(685)	1,649
Non-interest Expense	119,263	909	3,465
Loss on redemption of TruPS	5,626	5,626	5,626
Income before Income Taxes	44,579	(4,276)	(7,389)
Income Taxes	10,328	(1,847)	(3,074)
Net Income	$ 34,251	$ (2,429)	$ (4,315)
Per Share (Diluted)	$ 0.20	$ (0.01)	$ (0.01)
ROA	0.78%	(0.08%)	(0.12%)
ROE (tangible) (1)	9.11%	(0.72%)	(0.77%)
Efficiency ratio (1)	68.82%	(0.12%)	3.02%

- **Net Income of $34.3 million; a 6.6% decrease from 2Q15 and an 11.2% decrease from 3Q14**
- Net Interest Income
  - *From 2Q15*: Increase of 2.3% due to an extra day of interest in Q3 and a 2.0% increase in average earning assets, partially offset by a 2 bps decline in net interest margin (NIM)
  - *From 3Q14*: Decrease of 2.8% due to 21 bps decline in NIM, partially offset by 3.5% increase in average earning assets
- Loan Loss Provision

  $1.0 million provision in 3Q15 reflects continued improvements in asset quality
- Non-Interest Income
  - *From 2Q15*: Decrease of 2.3% driven by decreases in mortgage sale gains
  - *From 3Q14*: Increase of 2.9% due to increased merchant and debit card income and commercial loan interest rate swap fees
- Non-Interest Expenses
  - $5.6 million loss on redemption of trust preferred securities (TruPS) in Q315; excluding this loss:
  - *From 2Q15*: Increase of 0.8% due to higher other real estate expense, operating risk loss and software
  - *From 3Q14*: Increase of 3.0% due to higher staffing costs, marketing, software and data processing, partially offset by decreases in outside services, occupancy expense and professional fees

Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets

(1) Non-GAAP based financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

8

NET INTEREST INCOME AND MARGIN 9 Net Interest Income & Net Interest Margin ~ $730 million ~ $610 million $129.4 $128.0 $123.6 $122.9 $125.7 3.39% 3.31% 3.27% 3.20% 3.18% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Net Interest Income Net Interest Margin (Fully-taxable equivalent basis, or FTE) Average Interest-Earning Assets & Yields Average Liabilities & Rates $2.8 $2.9 $2.8 $2.8 $2.9 $12.9 $13.1 $13.1 $13.2 $13.4 3.90% 3.85% 3.83% 3.74% 3.68% 0.0% 2.0% 4.0% $- $4.0 $8.0 $12.0 $16.0 $20.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Securities & Other Loans Earning Asset Yield (FTE) $13.0 $13.3 $13.4 $13.5 $13.9 $1.7 $1.5 $1.4 $1.4 $1.3 0.73% 0.76% 0.80% 0.77% .72% 0.5% 0.7% 0.9% $- $4.0 $8.0 $12.0 $16. Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Deposits Borrowings Cost of Interest-bearing Liabilities ($ IN MILLIONS) ($ IN BILLIONS) ($ IN BILLIONS)

LOAN PORTFOLIO COMPOSITION & YIELD 10 Note: Loan portfolio composition is based on average balances for the years ended December 31, 2011 to 2014 and for the nine months ended September 30, 2015. (1) Presented on a fully-taxable equivalent basis. $4.5 $4.6 $4.9 $5.1 $5.2 $3.7 $3.6 $3.7 $3.7 $3.8 $1.6 $1.6 $1.7 $1.7 $1.7 $1.0 $1.2 $1.3 $1.4 $1.4 $0.7 $0.6 $0.6 $0.6 $0.7 $0.4 $0.4 $0.4 $0.4 $0.4 5.09% 4.81% 4.39% 4.21% 4.06% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 2011 2012 2013 2014 September 2015 Comm'l Mtg Comm'l Home Equity Res Mtg Construction Consumer/Other FTE loan yield (1) $12.6 A ve ra ge Loa n Po rtf o lio B al an ce s, in b ill io n s To tal Loa n Po rtf o lio Y ie ld (1) Average loans are up 3.1% during the first nine months of 2015 compared to the same period in 2014; Commercial and Commercial Mortgage up 3.3%, Construction loans up 17.1%, partially offset by declines in Consumer and Home Equity loans. $11.9 $12.0 $12.9 $13.2

DEPOSITS PORTFOLIO COMPOSITION 11 Note: Deposit composition is based on average balances for the periods indicated. 24% 26% 23% 17% 10% Time Deposits Non-Int DDA Int DDA Money Mkt Savings Nine Months Ended September 30, 2014 22% 28% 24% 17% 9% Time Deposits Non-Int DDA Int DDA Money Mkt Savings Nine Months Ended September 30, 2015 Average demand and savings up 8.7% compared to the nine months ended September 30, 2014; while total average deposits are up 6.9%.

1) A variety of interest rate scenarios are used to measure the effects of sudden and gradual movements upward and downward in the yield curve. These results are compared to the results obtained in a flat or unchanged interest rate scenario. Simulation of net interest income is used primarily to measure the Corporation’s short- term earnings exposure to rate movements. The Corporation’s policy limits the potential exposure of net interest income, in a non-parallel instantaneous shock, to 10% of the base case net interest income for a 100 basis point shock in interest rates, 15% for a 200 basis point shock and 20% for a 300 basis point shock. A "shock" is an immediate upward or downward movement of interest rates. The shocks do not take into account changes in customer behavior that could result in changes to mix and/or volumes in the balance sheet, nor do they account for competitive pricing over the forward 12-month period. These results include the effect of implicit and explicit floors that limit further reduction in interest rates. 2) The actual impact of changes in interest rates on the Corporation’s net interest income may differ materially from the anticipated amounts presented above. Rate Annual Change in % Change (1) Net Interest Income (2) Change +300 bps $ 65.5 million 13.3% +200 bps $ 42.2 million 8.6% +100 bps $ 18.4 million 3.7% - 100 bps $ (16.3) million -3.3% POSITIONED FOR RISING INTEREST RATE ENVIRONMENT SEPTEMBER 30, 2015 12

ASSET QUALITY ($ IN MILLIONS) Provision for Credit Losses Non-Performing Loans (NPLs) & NPLs to Loans 132.85% 134.26% 120.34% 113.34% 116.81% 1.47% 1.42% 1.37% 1.28% 1.25% 0.00% 1.00% 2.00% 3.00% 0.00% 25.00% 50.00% 75.00% 100.00% 125.00% 150.00% Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Allowance/NPLs Allowance/Loans Net Charge-offs (NCOs) and NCOs to Average Loans Allowance for Credit Losses (Allowance) to NPLs & Loans $5.8 $8.2 $2.6 $12.4 $1.1 0.18% 0.25% 0.08% 0.38% 0.03% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 Q3 2014 Q4 2014 Q1 2015 2 5 3 2015 NCOs NCOs/Average Loans $3.5 $3.0 $(3.7) $2.2 $1.0 $(6.0) $(4.0) $(2.0) $- $2.0 $4.0 $6.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 $143.8 $138.5 $149.3 $149.5 $145.0 1.10% 1.06% 1.14% 1.13% 1.07% 0.00% 0.50% 1.00% 1.50% 2.00% $0.0 20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 NPL NPLs/Loans 13

NON-INTEREST INCOME, EXCLUDING SECURITIES GAINS ($ IN MILLIONS) 14 Non-interest Income, Excluding Securities Gains ~ $730 million ~ $610 million $41.8 $41.3 $40.6 $44.1 $43.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Mortgage Banking Income & Spreads Other Non-interest Income 1.32% 1.03% 1.11% 1.62% 1.17% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Gains on Sales Servicing Income Spread on Sales (1) $4.0 $3.7 $4.7 $5.3 $3.9 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40 $45.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Invt Mgmt & Trust Srvs Deposit Srv Chgs Oth Srv Chgs Other $37.8 $37.5 $35.9 $38.7 $39.2 (1) Represents Gains on Sales divided by total commitments to originate residential mortgage loans for customers.

NON-INTEREST EXPENSES ($ IN MILLIONS) 15 Non-interest Expense & Efficiency Ratio (1) ~ $730 million ~ $610 million $115.8 $117.7 $118.5 $118.4 $119.3 65.8% 67.5% 70.2% 68.9% 68.8% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Salaries and Employee Benefits & Staffing Other Non-interest Expenses 3,530 3,450 - 2,000 4,000 6,000 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Total Salaries Employee Benefits Average Full-time Equivalent Employees $62.4 $65.4 $65.0 $65.1 $65.3 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Occp & Equip Data Processing & Software Outside Srvs Loss on Redemption of TruPS Other $53.4 $52.3 $53.5 $53.3 $59.6 (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non- GAAP Reconciliation” at the end of this presentation.

COMPLIANCE & RISK MANAGEMENT $1.8 $2.1 $3.2 $4.3 $4.6 $1.4 $8.2 $4.8 $0.4 $1.5 13 26 30 45 47 0 5 10 15 20 25 30 35 40 45 50 $- $3.0 $6.0 $9.0 $12.0 2011 2012 2013 2014 2015 (Projected) Salaries & Benefits Expense Outside Consulting Services# Temporary Employee Expense Staffing $0.8 YTD Sep 15: $3.1 YTD Sep 15: $3.9 $0.1 YTD Sep 15: $1.1 16 # Represents third-party consulting and legal services directly related to BSA/AML compliance program. 2015 and 2014 exclude $0.7 million and $0.6 million, respectively, of capitalized software costs. To tal A n n u al E xp e n ses , in m ill io n s • Strengthening Risk Management and Compliance infrastructures • Address deficiencies within BSA/AML compliance • Recent BSA/AML enforcement actions at the Corporation and banking subsidiaries • Significant investments in personnel, outside services and systems BSA/AML Compliance Program Expenses and Staffing To tal N u m b e r o f Em p lo ye e s at Pe rio d En d $1.8 $2.1 $3.2 $4.3 $4.6 $1.4 $8.2 $4.8 $0.4 $1.5 13 26 30 45 47 0 5 10 15 20 25 30 35 40 45 50 $- $3.0 $6.0 $9.0 $12.0 2011 2012 2013 2014 2015 (Projected) Salaries & Benefits Expense Outside Consulting Services# Temporary Employee Expense Staffing $0.8 YTD Sep 15: $3.1 YTD Sep 15: $3.9 $0.1 YTD Sep 15: $1.1

COST SAVINGS INITIATIVES 2014 Cost Savings Initiatives: Branch consolidations (13 total) Organizational streamlining Compensation and benefit reductions 17 Implementation Expense Implementation Expense Implementation Expense Implementation Expense Expenses (Gains) Reductions Expenses (Gains) Reductions Expenses Reductions Expenses Reductions Branch consolidations 2,080$ (1,600)$ 2,080$ (2,400)$ 1,640$ (825)$ 1,780$ (1,590)$ Subsidiary bank management reductions and other employee compensation and benefit reductions (1,100) (3,370) (1,100) (4,550) 450 (2,365) 450 (3,235) Total impact of cost savings initiatives 980$ (4,970)$ 980$ (6,950)$ 2,090$ (3,190)$ 2,230$ (4,825)$ Nine Months Ended Sep 30, 2014 (ACTUAL) (in thousands) 2014 COST SAVING INITIATIVES Dec 31, 2015 (ESTIMATED) Year Ended 2015 COST SAVING INITIATIVES Dec 31, 2014 (ACTUAL) Sep 30, 2015 (ACTUAL) Year Ended Nine Months Ended $7 million savings in 2014 ($8 million estimated annual savings run rate) 2015 Cost Savings Initiatives: Branch consolidations (11 total) Staffing and benefit reductions $5 million estimated savings in 2015 ($7 million estimated annual savings run rate)

PROFITABILITY & CAPITAL ROA ROE Diluted Earnings Per Common Share 6.72% 8.11% 8.50% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 FULT Peer^ Top 50* 0.78% 0.96% 0.94% 0.75% 0.80% 0.85% 0.90% 0.95% 1.00% 1.05% 1.10% Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 FULT Peer^ Top 50* Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets. ROE is return an average equity, determined by dividing net income for the period indicated by average equity. ˄ See “Appendix” for listing of Peer Group banks. * Comprised of the 50 largest publicly traded domestic banks/thrifts in assets size as of December 31,2014. Excludes credit card companies. Source: SNL Financial LC (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slides titled “Non-GAAP Reconciliation” at the end of this presentation. 9.5% 8.8% 8.9% 8.9% 8.6% 0.0% 4.0% 8.0% 12.0% Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Tangible Common Equity Ratio (1) $0.21 $0.21 $0.22 $0.21 $0.20 $- $0.05 $0.10 $0.15 $0.20 $0.25 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 18

STOCK REPURCHASE PROGRAMS June 2012 to October 2015 Repurchase Programs (1) Shares Repurchased 30.4 million % of Outstanding Shares 15.1% (2) Amount Repurchased $357 million Average Purchase Price $11.73 19 demand and savings (1) Share repurchases completed from June 2012 through October 25, 2015. (2) Total shares repurchased as a percentage of outstanding common stock on June 30, 2012. In April 2015, the Board of Directors approved the repurchase of up to $50 million of shares of our common stock; this program was completed in August 2015. In October 2015, the Board of Directors approved a new repurchase program of up to $50 million of the Corporation’s common stock, or approximately 2.3% of outstanding shares, through December 31, 2016.

AVERAGE ASSETS AND ROA, BY BANK Nine Months Ended Sep 30, 2015 Return on Average Assets (1) Average Assets ($ Millions) 2015 2014 Fulton Bank, N.A. $9,604 1.04% 1.21% Lafayette Ambassador Bank 1,440 0.98% 1.03% FNB Bank, N.A. 340 0.62% 1.00% Swineford National Bank 303 1.05% 0.84% The Columbia Bank 2,099 0.88% 0.87% Fulton Bank of New Jersey 3,557 0.77% 0.75% Fulton Financial Corporation $17,281 0.86% 0.95% Nine Months Ended Sep 30, (1) Net Income divided by average assets, annualized. 20

2015 OUTLOOK 21 Area Original – January 2015 Updated – September 2015 Loans & Deposits Annual average growth of 3%-7% Loans - Growth at lower end of range; Deposits - no change Net Interest Margin Compression of 0-4 bps per quarter, on average, based on the current interest rate environment Compression of 0-3 basis points in Q4 2015 Asset Quality Continued modest provision; volatility may occur due to individual credits No change Non-Interest Income Mid- to high- single digit growth rate Growth at, or just below, low end of range Non-Interest Expense Low- single digit growth rate Excluding impact of the $5.6 million loss on TruPS redemption in Q3 2015, growth at, or slightly above, high end of range Compliance, Risk Management and Technology Continued focus on program build- out No change Capital Continued commitment to return of capital to shareholders No change

APPENDIX

AVERAGE LOAN PORTFOLIO AND YIELDS 23 Note: Yields presented on a fully taxable-equivalent basis, using a 35% federal tax rate and statutory interest expense disallowances. Balance Yield Q2 2015 Q3 2014 Q2 2015 Q3 2014 Comm'l Mort 5,242$ 4.09% 31$ 128$ (0.06%) (0.26%) Commercial 3,887 3.78% 51 230 (0.01%) (0.19%) Home Equity 1,693 4.08% (2) (34) (0.03%) (0.10%) Resid Mort 1,381 3.78% 25 12 (0.04%) (0.15%) Construction 754 3.88% 55 90 (0.09%) (0.10%) Cons./Other 413 6.15% 17 22 0.19% 0.22% Total Loans 13,370$ 4.02% 177$ 448$ (0.03%) (0.18%) (dollars in millions) Balance FromQ3 2015 Change in Yield From

AVERAGE CUSTOMER FUNDING AND RATES 24 Balance Rate Q2 2015 Q3 2014 Q2 2015 Q3 2014 Nonint DDA 3,904$ - % 169$ 390$ - % - % Int DDA 3,317 0.13% 164 270 0.00% 0.01% Savings/MMDA 3,714 0.15% 145 245 0.01% 0.03% CD's 2,964 1.03% (63) (45) (0.01%) 0.11% Total Deposits 13,899 0.29% 415 860 (0.01%) 0.02% Cash Mgt 229 0.07% (31) (58) 0.00% -0.02% Total Customer Funding 14,128$ 0.29% 384$ 802$ 0.00% 0.02% (dollars in millions) Balance FromQ3 2015 Change In Rate From Note: Average customer funding is for the three months ended September 30, 2015.

ENDING LOAN DISTRIBUTION BY STATE

SEPTEMBER 30, 2015

FULTON FINANCIAL CORPORATION

(in thousands)

	Comm'l	Comm'l Mortgage	Constr.	Res. Mtg.	Consumer & Other	Total
Pennsylvania	$ 2,821,355	$ 2,695,604	$ 457,471	$ 675,786	$ 1,295,563	$ 7,945,779
New Jersey	556,217	1,356,900	134,779	169,239	364,164	2,581,299
Maryland	324,777	599,798	62,642	184,555	285,690	1,457,462
Virginia	139,926	438,029	62,950	267,587	64,575	973,067
Delaware	87,632	249,597	51,722	84,918	104,885	578,754
	$ 3,929,907	$ 5,339,928	$ 769,564	$ 1,382,085	$ 2,114,877	$ 13,536,361

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NON-PERFORMING LOANS* SEPTEMBER 30, 2015 26 Comm'l Consumer Ending Loans NPLs/Loans Comm'l Mortgage Constr. Res. Mtg. & Other Total NPLs by State by State (dollars in thousands) Pennsylvania 24,662$ 16,570$ 10,365$ 10,159$ 6,908$ 68,664$ 7,945,779$ 0.86% Maryland 2,060 5,531 1,638 3,913 1,523 14,665 1,457,462 1.01% New Jersey 6,679 25,377 2,654 6,102 5,238 46,050 2,581,299 1.78% Virginia 4,267 1,354 117 6,647 1,109 13,494 973,067 1.39% Delaware 364 189 215 886 494 2,148 578,754 0.37% 38,032$ 49,021$ 14,989$ 27,707$ 15,272$ 145,021$ 13,536,361$ 1.07% Ending Loans 3,929,908$ 5,339,928$ 769,565$ 1,382,085$ 2,114,875$ 13,536,361$ Non-performing Loan % (9/30/15) 0.97% 0.92% 1.95% 2.00% 0.72% 1.07% Non-performing Loan % (6/30/15) 0.94% 0.95% 2.03% 2.31% 0.82% 1.13% * Includes loans ≥ 90 days past due and accruing, and non-accrual loans.

NET CHARGE-OFFS (RECOVERIES) NINE MONTHS ENDED SEPTEMBER 30, 2015 27 Comm'l Consumer Average Loans Charge-Offs to Comm'l Mortgage Constr. Res. Mtg. & Other Total by State Average Loans (dollars in thousands) Pennsylvania 10,211$ 466$ (730)$ 1,998$ 2,498$ 14,443$ 7,736,460$ 0.25% Maryland (72) (63) (1,302) 472 513 (452) 1,416,105 -0.04% New Jersey 703 898 44 194 433 2,272 2,525,305 0.12% Virginia (8) - (78) (96) 11 (171) 975,307 -0.02% Delaware (20) (19) (9) (16) 8 (56) 567,162 -0.01% 10,814$ 1,282$ (2,075)$ 2,552$ 3,463$ 16,036$ 13,220,339$ 0.16% Average Loans 3,831,678$ 5,205,755$ 713,893$ 1,369,367$ 2,099,646$ 13,220,339$ Annualized Net Charge-offs (Recoveries) to Average Loans 0.38% 0.03% -0.39% 0.25% 0.22% 0.16%

INVESTMENT PORTFOLIO SEPTEMBER 30, 2015 28 Weighted Avg. Remaining Life Amortized Unrealized Estimated (in years) Cost Gain (Loss) Fair Value Collateralized mortgage obligations 3.7 880$ (6)$ 874$ Mortgage-backed securities 4.5 1,036 16 1,052 State and municipal securities 4.9 235 5 240 Auction rate securities 1.8 107 (9) 98 Corporate debt securities 9.4 102 (2) 100 U.S. Government sponsored agency securities 4.7 48 1 49 Bank stocks N/A 15 7 22 Other equity securities N/A 1 - 1 Total Investments 4.3 2,424$ 12$ 2,436$ (dollars in millions)

A SUSTAINABLE PAYOUT 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% $0.00 $0.04 $0.08 $0.12 $0.16 $0.20 $0.24 $0.28 $0.32 $0.36 2011 2012 2013 2014 YTD 9/2015 Cash Dividend Yield 29 (1) Annualized dividend rate per share divided by period-end stock price. (2) Compounded annual growth rate from December 31, 2011 to September 30 , 2015. Cash Dividend Per Common Share & Yield CAGR (2) = 29.8% Cas h D iv id e n d Pe r C o m m o n S h ar e D ivid e n d Y ie ld (1)

NON-INTEREST INCOME (EXCLUDING SECURITIES GAINS) 30 Q3 2015 Q2 2015 Q3 2014 Q2 2015 Q3 2014 Invt Mgt & Trust 11,237$ 11,011$ 11,120$ 226$ 117$ Overdraft & NSF Fees 5,652 5,352 5,806 300 (154) Merchant Fees 4,001 4,088 3,774 (87) 227 Service Charges 3,912 3,916 3,804 (4) 108 Mortgage Banking Income 3,864 5,339 4,038 (1,475) (174) Cash Mgt Fees 3,418 3,369 3,191 49 227 Debit Card Fees 2,572 2,626 2,407 (54) 165 Credit Card Fees 2,548 2,474 2,331 74 217 Commercial Swap Fees 1,251 1,026 537 225 714 Letters of Credit 1,143 1,174 1,163 (31) (20) Other Income 3,446 3,699 3,648 (253) (202) Total Non-Interest Income 43,044$ 44,074$ 41,819$ (1,030)$ 1,225$ (in thousands) Change From

NON-INTEREST EXPENSE 31 Q3 2015 Q2 2015 Q3 2014 Q2 2015 Q3 2014 Salaries & Benefits 65,308$ 65,067$ 62,434$ 241$ 2,874$ Occupancy & Equipment 14,305 15,144 14,889 (839) (584) Data Proc. & Software 9,089 8,270 8,042 819 1,047 Outside Services 7,373 8,125 8,632 (752) (1,259) Loss on redemption of TRUPS 5,626 - - 5,626 5,626 FDIC Insurance 2,867 2,885 2,882 (18) (15) Professional fees 2,828 2,731 3,252 97 (424) Supplies & Postage 2,708 2,726 2,560 (18) 148 Marketing 2,102 2,235 1,798 (133) 304 Telecommunications 1,587 1,617 1,587 (30) - Operating Risk Loss 1,136 674 1,242 462 (106) OREO & Repo Expenses, net 1,016 129 1,303 887 (287) Other Expenses 8,944 8,751 7,177 193 1,767 Total Non-Interest Expenses 124,889$ 118,354$ 115,798$ 6,535$ 9,091$ (in thousands) Change From

NON-GAAP RECONCILIATION

FULTON FINANCIAL CORPORATION

***Note**: The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.*

	Three Months Ended				
	Sep 30 2014	Dec 31 2014	Mar 31 2015	Jun 30 2015	Sep 30 2015
	(dollars in thousands)				
Efficiency ratio					
Non-interest expense	$ 115,798	$ 117,720	$ 118,478	$ 118,354	$ 124,889
Less: Intangible amortization	(314)	(315)	(130)	(106)	(5)
Less: Loss on redemption of TruPS					(5,626)
Numerator	$ 115,484	$ 117,405	$ 118,348	$ 118,248	$ 119,258
Net interest income (fully taxable equivalent)	$ 133,692	$ 132,614	$ 128,085	$ 127,444	$ 130,252
Plus: Total Non-interest income	41,900	42,101	44,737	46,489	44,774
Less: Investment securities (gains) losses	(81)	(848)	(4,145)	(2,415)	(1,730)
Denominator	$ 175,511	$ 173,867	$ 168,677	$ 171,518	$ 173,296
Efficiency ratio	65.80%	67.53%	70.16%	68.94%	68.82%

	Three Months Ended				
	Sep 30 2014	Dec 31 2014	Mar 31 2015	Jun 30 2015	Sep 30 2015
	(dollars in thousands)				
Return on Average common shareholders' equity (tangible)					
Net income	$ 38,566	$ 37,949	$ 40,036	$ 36,680	$ 34,251
Plus: Intangible amortization, net of tax	203	205	85	69	3
Numerator	$ 38,769	$ 38,154	$ 40,121	$ 36,749	$ 34,254
Average shareholders' equity	$ 2,089,459	$ 2,052,211	$ 2,015,963	$ 2,031,788	$ 2,022,829
Less: Average goodwill and intangible assets	(532,271)	(531,955)	(531,732)	(531,618)	(531,564)
Average tangible shareholders' equity (denominator)	$ 1,557,188	$ 1,520,256	$ 1,484,231	$ 1,500,170	$ 1,491,265
Return on average common shareholders' equity (tangible), annualized	9.88%	9.96%	10.96%	9.83%	9.11%

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NON-GAAP RECONCILIATION (CON’T) 33 Sep 30 Dec 31 Mar 31 Jun 30 Sep 30 2014 2014 2015 2015 2015 Shareholders' equity (tangible), per share Shareholders' equity 2,078,006$ 1,996,665$ 2,031,513$ 2,024,817$ 2,025,904$ Less: Intangible assets (532,117) (531,803) (531,672) (531,567) (531,562) Tangible shareholders' equity (numerator) 1,545,889$ 1,464,862$ 1,499,841$ 1,493,250$ 1,494,342$ Total assets 17,238,174$ 17,124,767$ 17,363,341$ 17,365,462$ 17,837,769$ Less: Intangible assets (532,117) (531,803) (531,672) (531,567) (531,562) Total tangible assets (denominator) 16,706,057$ 16,592,964$ 16,831,669$ 16,833,895$ 17,306,207$ Tangible Common Equity to Tangible Assets 9.3% 8.8% 8.9% 8.9% 8.6% (dollars in thousands)

PEER GROUP* Associated Banc-Corp BancorpSouth, Inc. BOK Financial Corporation Commerce Bancshares, Inc. Cullen/Frost Bankers, Inc. FNB Corporation FirstMerit Corporation Hancock Holding Company IBERIABANK Corporation International Bancshares Corp. National Penn Bancshares, Inc. (1) Private Bancorp, Inc. Prosperity Bancshares, Inc. TCF Financial Corporation Trustmark Corporation UMB Financial Corporation Umpqua Holdings Corporation Valley National Bancorp Webster Financial Corporation Wintrust Financial Corporation *Fulton’s Peer group as of April 1, 2014. Changes from 2013 peer group include the addition of National Penn Bancshares, Inc., Private Bancorp, Inc. and Trustmark Corporation and the deletion of City National Corporation and People’s United Financial, Inc. Susquehanna Bancshares, Inc. was deleted from the peer group following its merger with and into BB&T Corporation effective August 1, 2015. Peer comparisons for all historical periods included within this presentation have been updated based on the above peer group for all periods presented. (1) National Penn Bancshares, Inc. is expected to cease to be a peer in the first quarter of 2016 upon the expected closing of the acquisition by BB&T. 34

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